Shareholder Votes


Due to a change in control of Saratoga Capital Management, manager of the Saratoga Advantage Trust, the trust's management and advisory agreements terminated as a matter of law. A special meeting of the shareholders of the trust was held on April 10, 1997. In anticipation of the change in control, the shareholders were asked to approve new management and advisory agreements which were substantially identical to the agreements then in place. The new agreements were approved, and took effect at the consummation of the transaction which resulted in the change of control. The shareholders were also asked to elect four trustees of the Trust, and to ratify or reject the selection of independent accountants for the fiscal year ending August 31, 1997.

The information below gives a brief description of each matter voted upon at the meeting and the number of votes cast for, against or withheld, as well as the number of abstentions as to each matter.


1. Proposal: To approve a new management agreement between the Trust, on behalf of each Portfolio, and Saratoga Capital Management (the "Manager")

Portfolio                       For                 Against         Abstain
---------------------------     ---------------     -----------     ------------

U.S. Government
Money Market ..............      15,512,592.2000    109,368,9500    611,544.1900

Investment
Quality Bond ..............       1,095,250.7600     12,998.6410     40,458.8630

Municipal Bond ............         365,251.8880        875.7710     15,126.4890

Large Capitalization
Value .....................         739,575.4940      8,011.2840     28,746.1650

Large Capitalization
Growth ....................       1,199,907.2240     18,094.4240     52,387.5060

Small
Capitalization ............       1,108,268.3160      4,367.7880      7,363.1890

International
Equity ....................         401,483.5100      1,455.8540      7,603.8150



2. Proposals: To approve new advisory agreements between the Manager and the Advisor of each Portfolio


Portfolio                           For                 Against          Abstain
---------                           ---                 -------          -------

U.S. Government
Money Market .............          15,525,892.7200     109,368.9500     598,243.6700

Investment
Quality Bond .............           1,109,557.7650         836.4650      38,314.0340

Municipal Bond ...........             365,251.8880         875.7710      15,126.4890

Large Capitalization
Value ....................             743,507.7730       3,099.6280      29,725.5420

Large Capitalization
Growth ...................           1,205,024.3930       6,371.3910      58,993.3700

Small
Capitalization ...........           1,107,998.3790       2,339.0110       9,661.9030

International
Equity ...................             402,870.1380           0            7,673.0410






3.    Proposal:  To elect four trustees of the Trust

     Nominee               Portfolio                          For               Withheld
     -------               ---------                          ---               --------

     Udo Koopman           U.S. Government
                           Money Market              16,037,246.9700         196,258.3700

                           Investment Quality
                           Bond                       1,135,851.5750          12,856.6890

                           Municipal Bond               375,121.9710           6,132.1770

                           Large Capitalization
                           Value                        756,582.3290          19,750.6140

                           Large Capitalization
                           Growth                     1,232,215.2930          38,173.8610

                           Small Capitalization       1,113,962.8530           6,036.4400

                           International Equity         404,380.3680           6,162.8110




Nominee                    Portfolio                   For                        Withheld
-------                    ---------                   ---                        --------

Patrick McCollough         U.S. Government
                           Money Market              16,067,263.9600            166,241.3800

                           Investment Quality
                           Bond                       1,135,851.5750             12,856.6890

                           Municipal Bond               377,870.4800              3,383.6680

                           Large Capitalization
                           Value                        757,829.9220             18,503.6140

                           Large Capitalization
                           Growth                     1,233,059.9810             37,329.1730

                           Small Capitalization       1,114,316.0020              5,683.2910

                           International Equity         404,912.8940              5,630.2850


Floyd Seal                 U.S. Government
                           Money Market              16,037,246.9700            196,258.3700

                           Investment Quality
                           Bond                       1,135,851.5750             12,856.6890

                           Municipal Bond               375,121.9710              6,132.1770

                           Large Capitalization
                           Value                        756,582.3290             19,750.6140

                           Large Capitalization
                           Growth                     1,232,215.2930             38,173.8610

                           Small Capitalization       1,113,962.8530              6,036.4400

                           International Equity         404,380.3680              6,162.8110


Bruce Ventimiglia          U.S. Government
                           Money Market              16,086,006.2300            147,499.1100

                           Investment Quality
                           Bond                       1,136,998.6520             11,709.6120

                           Municipal Bond               379,680.4960              1,573.6520

                           Large Capitalization
                           Value                        759,553.9060             16,779.0370

                           Large Capitalization
                           Growth                     1,236,449.2070             33,939.9470

                           Small Capitalization       1,114,997.7600              5,001.5330

                           International Equity         405,028.2910              5,514.8880



4. Proposal: To ratify the selection of KPMG Peat Marwick LLP as independent accountants for the Trust for the fiscal year ending August 31, 1997



Portfolio              For               Against       Abstain
--------------------   ---------------   -----------   ------------

U.S. Government
Money Market .......     15,800,567.20   23,252.79     409,685.3500

Investment
Quality Bond .......      1,114,991.01    1,962.66      31,754.5890

Municipal Bond .....      365,995.8880      875.77      14,382.4890

Large Capitalization
Value ..............      744,018.9020  4,314.4700     27,999.5710

Large Capitalization
Growth .............    1,209,179.4790  2,497.2420     58,712.4330

Small
Capitalization .....    1,108,311.4740  3,302.1120      8,385.7070

International
Equity .............      401,872.893     792.8920      7,877.0410
